                                                                   EXHIBIT 10.27


                                    [* * *] -- TEXT OMITTED AND FILED SEPARATELY
                                          CONFIDENTIAL TREATMENT REQUESTED UNDER
                           17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 240.24b-2


                              SETTLEMENT AGREEMENT


        This Settlement Agreement and Mutual Release (hereinafter "Settlement Agreement") is entered into effective as of June 8, 2000 by and between MP3.COM, INC. ("MP3" herein) on the one hand, and Warner Music Group Inc. ("Company"), on the other hand, all of which are sometimes collectively referred to as the "Parties" and is made with reference to the following:

1.      RECITALS:

        a) Company's affiliates, Warner Bros. Records Inc., Atlantic Recording Corporation, Sire Records Group Inc. (now known as London-Sire Records Inc.) and Elektra Entertainment Group Inc., are Plaintiffs (the "Company Plaintiffs") and MP3 is the defendant in the following litigation (the "Litigation"): UMG RECORDINGS, INC., SONY MUSIC ENTERTAINMENT INC., WARNER BROS. RECORDS INC., ARISTA RECORDS INC., ATLANTIC RECORDING CORPORATION, BMG MUSIC D/B/A THE RCA RECORDS LABEL, CAPITOL RECORDS, INC., ELEKTRA ENTERTAINMENT GROUP, INC., INTERSCOPE RECORDS, AND SIRE RECORDS GROUP INC., Plaintiffs, vs. MP3.COM, INC., Defendant.

        b) Each of the Parties to this Settlement Agreement desire to permanently settle and resolve any and all claims, disputes, issues or matters that exist between them raised by or related to the Litigation as of the date of this Settlement Agreement and to dismiss the Litigation with prejudice .

        c) NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and subject to the terms and conditions set forth below, the Parties desire to, and hereby do, resolve their differences and agree as follows:

2.      SETTLEMENT TERMS:

        a) In consideration hereof, promptly upon execution hereof and the filing of the Dismissal With Prejudice of the Litigation as described hereinbelow MP3 will pay Company the sum of [* * *].

        b) As further consideration, promptly upon execution hereof and the filing of the Dismissal With Prejudice of the Litigation as described hereinbelow, MP3 will [* * *]

                [* * *].

        c)      [* * *]

                i)      [* * *]

                ii)     [* * *]

                        a)      Sony Music Entertainment, Inc., - [* * *];

                        b)      BMG Entertainment - [* * *];

                        c)      UMG Recordings, Inc. - [* * *]; and

                        d)      EMI Records Group - [* * *].

                iii)    [* * *]

                        [* * *].

        d)      Intentionally deleted.

        e) Concurrently herewith, Company and MP3 are entering into a License Agreement in the form annexed hereto as Exhibit A. As soon as reasonably possible (but in no event more than ninety
                (90) days following the date hereof), MP3 shall provide Company detailed information on a confidential basis setting forth [* * *]. MP3 shall not be in breach of this Agreement by reason of any inadvertent failure resulting in a deficiency with respect to the foregoing [* * *] provided such failure promptly is cured by MP3 following its receipt of written notice thereof from Company.

        f) The parties agree that a press release with respect to this Settlement Agreement shall be issued within a reasonable period after execution hereof, the text of which shall be approved in writing by each party.

3.      RELEASES

        a) Company Release. Company, on behalf of Company and entities controlled by Company and each of their heirs, agents, employees, representatives, attorneys, transferees, predecessors, successors and assigns (the "Company Releasors") does hereby irrevocably release, acquit and forever discharge MP3 and each of its respective heirs, agents, employees, representatives, partners, parents, subsidiaries, divisions, affiliates, officers, directors, attorneys, transferees, predecessors, successors, and assigns, jointly and severally (the "MP3 Releasees"), of and from any and all debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorneys' fees, compensation, liabilities and obligations whatsoever, suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Settlement Agreement, (i) which Company Releasors have asserted or at any time heretofore could have asserted against the MP3 Releasees with respect to the subject matter of the Litigation [* * *] (hereinafter "Claims"). "Claims" shall not include any claims with respect to which a Company Releasor, [* * *] is party to a written contract which requires that it secure the consent of an unrelated third party prior to its settlement; provided, the Company Releasors, Warner/Chappell Music, Inc. and the Warner/Chappell Affiliates hereby waive their separate right to retain their share of any compensation payable as a result of any such excluded claims and/or shall repay such share to MP3 promptly upon receipt thereof. Company shall not include labels owned, distributed or controlled [* * *].

        b) Statutory Waiver. With respect to the Claims, all rights under California Civil Code Section 1542 (and any other law of similar effect), are hereby expressly waived by the Parties, and each of them, notwithstanding any provision to the contrary. Section 1542 provides as follows:

                        "A general release does not extend
                        to claims which the creditor does
                        not know or suspect to exist in his
                        favor at the time of executing the
                        Release, which if known by him must
                        have materially affected his
                        settlement with the debtor."

                The Parties, and each of them, and their representatives, heirs and assigns expressly waive and release any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California, to the fullest extent that they may waive all such rights and benefits pertaining to the matters released herein. It is the intention of the Parties, and each of them, through this Settlement Agreement, and with the advice of counsel, to fully, finally and forever settle and release all such matters, and all claims relative thereto, in furtherance of such intention.

        c) Dismissal With Prejudice. Company concurrently shall execute and deliver to MP3 a Dismissal With Prejudice of the Litigation, in the form annexed hereto as Exhibit B.

4.      NOTICES

        a) Any notice, demand, request, consent, approval, or communication that either Party desires or is required to give to the other Party is ordered to be addressed and served on or delivered to the other Party at the address set forth below. Any Party may change his/his/its address by notifying the other Parties of their change of address(es) in writing.

                i)      The addresses for MP3 are as follows:

                        MP3.com, Inc.
                        4790 Eastgate Mall
                        San Diego, CA 92121
                        Attn: General Counsel

                        With simultaneous copies to:

                        Gary Stiffelman, Esq.
                        Ziffren, Brittenham, Branca & Fischer
                        1801 Century Park West
                        Los Angeles, CA 90067

                ii)     The address for Company is as follows:

                                  Warner Music Group Inc.
                                  75 Rockefeller Plaza
                                  New York, NY 10019
                                  Attn:  General Counsel

5.      MISCELLANEOUS PROVISIONS

        a) In order to carry out the terms and conditions of this Settlement Agreement, the Parties agree to promptly execute upon reasonable request any and all documents and instruments consistent herewith necessary to effectuate the terms of this Settlement Agreement.

        b) By entering into this Settlement Agreement, no Party admits or acknowledges that they committed any wrongdoing on their part.


        c) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The New York courts (State and Federal), will have exclusive jurisdiction over any controversies regarding this agreement; any action or other proceeding which involves such a controversy will be brought in those courts and not elsewhere. Nothing in this Agreement is intended to confer on any person not a party hereto any rights or remedies under this Agreement.

        d) This Settlement Agreement is the entire agreement between the Parties with respect to the Claims or subject matter of this Settlement Agreement and supersedes all prior and contemporaneous oral and written agreements and discussions pertaining to the Claims or subject matter of this Settlement Agreement. This Settlement Agreement may be amended only by a written agreement executed by each of the Parties hereto.

        e) No breach of any provision hereof can be waived unless in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

        f) This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and his/his/its respective heirs, agents, employees, representatives, partners, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, investors, attorneys, transferors, transferees, predecessors, successors, trustees in bankruptcy, and assigns and each and every entity which now or ever was a division, parent, successor, predecessor, division, affiliate, officer, director, shareholder, investor, employee, attorney, transferor, transferee, or subsidiary for each Party and its respective legal successors and assigns.

        g) The Parties represent and warrant that each of them have not assigned all or any portion of any claim pertaining to the Claims to any person or entity. In the event any claims are made by any third persons or entities based upon any purported assignment or any such liens or claims are asserted in connection with the Claims or proceeds of the Settlement Agreement, then the Party who has breached his representation or warranty contained herein agrees to indemnify and hold harmless the other Party from any said claims being made. [* * *]

        h) In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provisions shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

        i) The Parties hereto, and each of them, represent and declare that in executing this Settlement Agreement, they rely solely upon their own judgment, belief and knowledge, and on the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements covering any matters made by any of the Parties hereto or by any person representing them or any of them. The Parties acknowledge that no Party hereto nor any of their representatives have made any promise, representation or warranty whatsoever, written or oral, as any inducement to enter into this Settlement Agreement, except as expressly set forth in this Settlement Agreement.

        j) The Parties hereto or responsible officer or representative thereof, and each of them, further represent and warrant that they have carefully read this Settlement Agreement and know and understand the contents hereof, and that they signed this Settlement Agreement freely and voluntarily. Each of the representatives executing this Settlement Agreement on behalf of their respective corporations or partnerships is empowered to do so and thereby binds his respective corporation or partnership. The Parties hereto acknowledge and agree that this Settlement Agreement shall be deemed to have been drafted jointly by all Parties hereto.

        k) This Settlement Agreement may be executed in counterparts and when each Party has signed and delivered at least one such counterpart to each of the other Parties, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties. This Settlement Agreement may be executed via facsimile signatures, which shall have the same force and effect as if they were original signatures to be followed by executed originals.


IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement on the date(s) written beside his/his/its name, respectively.



                                          Warner Music Group Inc.

Dated:                                        By:   //signed//
       -------------------------                 -------------------------

                                             Its:
                                                 -------------------------


Dated:                                       MP3.com, Inc.
      -------------------------


                                             By:   //signed//
                                                 -------------------------
                                             Its:
                                                 -------------------------

              EXHIBIT A TO SETTLEMENT AGREEMENT - LICENSE AGREEMENT



                                  MP3.com, Inc.
                               4790 Eastgate Mall
                               San Diego, CA 92121

                                  June 8, 2000

Warner Music Group Inc.
75 Rockefeller Plaza
New York, NY 10019
Gentlepersons:

This letter, when and if fully executed, will set forth the basic terms of the license agreement between ("Company" or "you", which terms are deemed to include all of Company's Affiliates) and MP3.com, Inc. ("MP3", "us" or "we"), with respect to your licensing certain rights to us on the following terms:

1.      DEFINITIONS:

        a)      [* * *]

        b) "Affiliate": Any corporation or other person or entity controlled by a party or Person, as the case may be. Affiliates shall not include [* * *].

        c) "Artist": A recording artist, record producer, or other third party entitled to a royalty or other participation in revenues derived from Company or its

                Affiliate's exploitation of Company Recordings ("Record Revenue Participation"). [* * *].

        d)      "Beam It": [* * *].

        e)      "Company Album": [* * *].

        f)      "Company Master": [* * *].

        g)      "Company Recordings": [* * *].

        h)      "Company Shelf": [* * *].

                [* * *].

        i)      "Download" or "Downloading": [* * *].

        j)      [* * *]

        k)      "Instant Listen": [* * *].

        l) "Internet": A medium consisting of wired or wireless electronic or electromagnetic networks (including without limitation, fiber optic, microwave, twisted-pair copper wires, coaxial cable, satellite, wireless transmission, cellular networks, and combinations thereof) and collections thereof now or hereafter existing, wherever, located, for the transmission from a distant location of digital data (e.g., text, information, graphics, audio, video, or combination of the foregoing), through the use of any protocols or standards now known or hereafter devised (including without limitation, Transmission Control Protocol/Internet Protocol ["TCP/IP"] and subsequent extensions or modifications thereof) from or to electronic devices (e.g., computers [mainframe, desktop, laptop, handheld, etc.], set-top boxes, cable modems, handheld devices, cell phones, televisions, etc.) capable of transmitting or receiving digital data or digital information, irrespective of whether such networks are open or proprietary, public or private, or whether a fee is charged or a subscription or membership is required in order to access such networks. "Internet" also includes the computer network comprising inter-connected networks commonly referred to as the "Internet" and the "World Wide Web." [* * *].

        m)      "Locker": [* * *].

        n) "Locker Owner": The Person who shall have established a particular Locker. A Locker Owner shall not be authorized to transfer, sell or otherwise assign ownership of such Person's Locker without Company's consent.

        o)      "MyMP3": [* * *].

        p) "Person": Any individual, corporation, partnership or other legal entity.

        q) "Record": Any and all forms of reproductions of audio-only recordings (e.g., Albums, singles, etc.), now or hereafter known, manufactured or distributed primarily for non-public use, including, without limitation, home use, school use, juke box use, or use in means of transportation including both physical and digitized reproductions. A DVD-audio is not included in the definition of a Record hereunder.

        r) "Recording": every audio recording of an individual performance or medley, by any method and on any substance or material, whether now or hereafter known, which is used or useful in the recording, production and/or manufacture of Records.

        s)      "Stream": [* * *].

        t) "Title List(s)": The unique set of Recordings, including Albums and individual master recordings or other copyrightable recordings, accessible from within an individual Locker.

2.      LICENSE:

        a) Company hereby irrevocably licenses to MP3 the right to make any and all Company Recordings available for inclusion on Title Lists and to do only the following:

                i) The right to make only that number of copies of Company Recordings employing any compression technologies selected by MP3 as may reasonably be needed in order to create a database of recorded music which Locker Owners can access only via the methods described herein.

                ii) The right to use the names and tradenames of Company and its Affiliates (as same appear on Company Recordings), the titles of Company Albums and Company Masters, the names and approved likenesses of any Artists or other Persons rendering services or granting rights to Company with respect to Company Recordings (it being understood that any Album cover artwork utilized by Company and its Affiliates in connection with Company Recordings other than soundtrack album cover artwork shall be deemed approved for purposes hereof), and any Album cover artwork utilized by Company and its Affiliates in connection with Company Recordings other than soundtrack album cover artwork, all of the foregoing for informational purposes as part of MyMP3, in any and all Title Lists and Lockers. MP3 shall not have the right to use any of said materials, without Company's reasonable approval, in the promotion, marketing and advertising of MyMP3 or MP3.

        b) MP3 covenants and agrees that Company Recordings can be added to or inserted in an individual Locker only as follows:

                i) Via MP3's "Instant Listen" system (or any equivalent system established by MP3), or

                ii) Via MP3's "Beam-it" system (or any equivalent system established by MP3).

                iii)    [* * *]

        c)      [* * *]

        d)      [* * *]

        e) It is agreed that if any Person can enhance that Person's speed and method of access to Recordings using any consumer electronics device, MP3 shall have the right to provide such enhancement through any means on a basis which [* * *].

        f) It is agreed that no rights whatsoever to musical compositions are being conveyed herein and that MP3 separately shall secure any rights required in connection with the use of musical compositions in connection with MyMP3.

3.      EXCLUSIVITY: The rights granted to MP3 hereunder shall be non-exclusive.

4.      TERM AND TERRITORY:

        a)      The Territory shall be  [* * *]

        b) The term of this license shall commence forthwith and shall continue until [* * *].

5. CONSIDERATION: In consideration of this license, Company shall receive the following:

        a)      [* * *]

                [* * *].

        b)      [* * *].

        c) It is agreed that revenues associated with a Company-owned or controlled Locker(s) shall be excluded in computing MP3's payment obligations hereunder.

        d)      [* * *]

6.      COMPANY SHELF:[* * *]

        [* * *].

7.      ACCOUNTINGS:

        a) MP3 will compute the sums due Company under paragraphs 5(a), 5(b) and 5(d) as of each March 31, June 30, September 30 and December 31 after the date hereof. Within forty-five (45) days after each calendar quarterly period, MP3 will send Company a statement covering sums due hereunder and shall concurrently pay Company any sums shown due thereunder.

        b) MP3 will maintain books and records with respect to sums payable to Company hereunder. Company may, at its own expense no more than once per calendar year, examine and copy those books and records, as provided in this paragraph. Company may make such an examination for a particular statement within two (2) years after the date when Company receives the statement concerned. Company shall only have the right to institute suit with respect to a particular statement within three (3) years after Company's receipt thereof. Company shall be deemed to have received each statement hereunder when due unless MP3 receives notice of non-receipt from Company within 120 days thereafter. Company's failure to send such notice shall not affect its right to receive such statement (and, if applicable, payments due thereunder) after such 120-day period. Company may make those examinations only during MP3's usual business hours, and at the place where it keeps the books and records. Such books and records shall be kept at the MP3 office in San Diego, California, unless otherwise notified. Company will be required to notify MP3 at least ten (10) days before the date of planned examination. No audit shall exceed 30 consecutive days. If an audit reveals an underpayment which the parties agree or which is determined by a court of competent jurisdiction to be greater than 10% of the total amount payable throughout the applicable period of the audit, MP3 shall reimburse Company for its reasonable audit costs.

        c) The statements referred to in paragraph 7(a) above shall provide Company information setting forth [* * *]. MP3 will work in good faith with Company to develop formats for MP3's accounting statements, including computer-sensible formats, which will assist Company in accounting to Artists with respect to the exploitation by MP3 of Company Recordings and incorporating the information directly into Company's royalty accounting systems.

8. AUTHORITY TO CONTRACT: Each party represents and warrants to the other party that such party has the full legal right, power and all authority and approval required to enter into, execute and deliver this Agreement, to grant the rights and licenses herein granted and fully to perform its obligations hereunder. Company represents that no third party consent is required to grant to MP3 the rights and licenses herein granted by Company to MP3. Company will be responsible for payment of any sums due [* * *]. This Agreement has been duly authorized, executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

9. INDEMNITY: Each party hereby agrees to hold harmless and indemnify the other party from any and all damages, liabilities, costs, losses and expenses (including costs and reasonable attorneys' fees) arising out of or connected with any claim, demand or action (collectively referred to as a "Claim") which:

        a) If proven, would constitute a breach of any of the warranties, representations or covenants made by the indemnifying party in this Agreement, and

        b) is reduced to a final, adverse judgment or settled with the indemnified party's consent, which consent shall not unreasonably be withheld. The indemnifying party agrees to reimburse the indemnified party, on demand, for any payment made by the indemnified party at any time with respect to any such damage, liability, cost, loss or expense to which the foregoing indemnity applies.

10. NOTICES: All notices to be given hereunder shall be sent to the applicable address set forth on page 1 hereof or at such other address as shall be designated in writing from time to time by the party receiving notice. Company shall send a copy of each such notice to MP3 to Ziffren, Brittenham, Branca & Fischer, LLP., 1801 Century Park West, Los Angeles, California 90067,
        Attn: Gary Stiffelman, Esq. MP3 shall send a copy of each notice to Company to the attention of its General Counsel at the address set forth above. All notices shall be in writing and shall either be served by personal delivery, mail or telefax, all charges prepaid. Except as otherwise provided herein, such notices shall be deemed given when personally delivered, mailed or telefaxed, all charges prepaid, except that notices of change of address shall be effective only after the actual receipt thereof.

11.     MISCELLANEOUS:

        a) This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

        b) Each party shall have the right to assign this Agreement and any or all of its rights and obligations hereunder only to a Person owning or acquiring all or substantially all of its stock or assets. No such assignments shall relieve the assignor of any of its obligations hereunder.

        c) This Agreement shall be binding upon and inure to the benefit of the parties, their permitted assigns and the respective successors and legal representatives of the foregoing.

        d) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. Subject to paragraph 12(a) and (b), the New York courts (State and Federal), will have exclusive jurisdiction over any controversies regarding this Agreement; any action or other proceeding which involves such a controversy will be brought in those courts and not elsewhere. Except as is specifically provided herein, nothing in this Agreement is intended to confer on any person not a party hereto any rights or remedies under this Agreement.

        e) Neither party shall be deemed to be in breach of any of its obligations hereunder unless and until the other party shall have given specific written notice by certified or registered mail, return receipt requested, describing in detail the breach and the allegedly breaching party shall have failed to cure that breach within thirty (30) days (ten (10) days with respect to payment of monies) after its receipt of that written notice. If MP3 fails to tender payment of a specific sum which MP3 acknowledges in writing is due and payable to Company (it being acknowledged that an accounting statement prepared and sent to Company shall constitute such an acknowledgment in writing) within ten (10) business days after written demand therefor from Company, Company shall have the right to terminate the term hereof by written notice at any time prior to the date payment of such sum is tendered.

12.     [* * *]


13. PRESS RELEASE:The parties agree that a press release with respect to this Agreement shall be issued within a reasonable period after execution hereof, the text of which shall be approved in writing by each party.

        Please indicate your acceptance of the above terms by signing in the space indicated below.



                                           Very truly yours,

                                           MP3.COM, INC.

                                              By:  //signed//
                                                 -------------------------

AGREED AND ACCEPTED:

Warner Music Group Inc.


By:  //signed//
   -------------------------

                         EXHIBIT A TO LICENSE AGREEMENT

                                     [* * *]

                         EXHIBIT B TO LICENSE AGREEMENT

                                     [* * *]

          EXHIBIT B TO SETTTLEMENT AGREEMENT - DISMISSAL WITH PREJUDICE

                                   EXHIBIT B


UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

__________________________________


UMG RECORDINGS, INC., SONY
MUSIC ENTERTAINMENT INC.,
WARNER BROS. RECORDS INC.,
ARISTA RECORDS INC., ATLANTIC
RECORDING CORPORATION, BMG                      STIPULATION AND ORDER
MUSIC d/b/a THE RCA RECORDS                     OF DISCONTINUANCE
LABEL, CAPITOL RECORDS, INC.,                   WITH PREJUDICE
ELEKTRA ENTERTAINMENT
GROUP, INC., INTERSCOPE
RECORDS, and SIRE RECORDS                       00 Civ. 0472 (JSR)
GROUP INC.,


             Plaintiffs,

    vs.

MP3.COM, INC.,


             Defendant.

__________________________________






                                       1.

     IT IS HEREBY STIPULATED AND AGREED, by and among the undersigned counsel for Plaintiffs Warner Bros. Records Inc., Atlantic Recording Corporation, Elektra Entertainment Group, Inc., and London-Sire Records Inc. (formerly Sire Records Group Inc.) only (the "Settling Plaintiffs"), and Defendant MP3.com, Inc. that, pursuant to said parties' settlement agreement, the Complaint in the above-captioned action is hereby dismissed with prejudice pursuant to Fed. R. Civ. P. 41(a)(1)(ii) as to the claims of the Settling Plaintiffs.

June __, 2000                           CRAVATH, SWAINE & MOORE


                                        ----------------------------------------
                                        KATHERINE B. FORREST (KF 1979)
                                        Worldwide Plaza
                                        825 Eighth Avenue
                                        New York, New York 10019
                                        (212) 715-1000

                                        Attorneys for Plaintiffs
                                        Warner Bros. Records Inc.,
                                        Atlantic Recording Corporation,
                                        Elektra Entertainment Group, Inc., and
                                        Sire Records Group, Inc.

                                        COOLEY GODWARD LLP


                                        ----------------------------------------
                                        MICHAEL G. RHODES (MR 0426)
                                        4365 Executive Drive, Suite 1100
                                        San Diego, California 92121
                                        (858) 550-6000

                                        Attorneys for Defendant MP3.com, Inc.

IT IS SO ORDERED.

Dated: June __, 2000


-------------------------------------
           Hon. Jed Rakoff
               U.S.D.J.


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